SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                          ISO BLOCK PRODUCTS USA, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

             COLORADO                                           84-1206503
  (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                         Identification Number)

                                                        Egin Bresnig, Pres.
       8037 S. Datura Street                           8037 S. Datura Street
     Littleton, Colorado 80120                       Littleton, Colorado 80120
          (303) 795-9729                                  (303) 795-9729
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  (Address and telephone number of                  (Name, address and telephone
Registrant's Principal Executive Offices)           number of agent for service)

                       1993 COMPENSATORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                        Copies of all communications to:

                            John D. Brasher Jr., Esq.
                                Brasher & Company
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206
                                 (303) 355-3000


Title of each class                     Proposed maximum     Proposed maximum
of securities to be    Amount to be    offering price per   aggregate offering       Amount of
    registered        Registered (1)        share (2)           price (2)        Registration Fee (2)
    ----------        --------------        ---------           ---------        --------------------
Common stock,
 no par value           1,000,000            $ 0.719           $ 719,000.00           $ 199.88

(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the bid and ask prices reported on March 27, 2000, as reported on the OTC Bulletin Board.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of ISO BLOCK PRODUCTS USA, INC. ("ISO") and in the related Section 10(a) prospectus:

     (a)  ISO's Annual Report on Form 10-KSB for the year ended March 31, 1999.
     (b) ISO's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.
     (c) ISO's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.
     (d) ISO's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999.
     (e) Part I, Item 8 (Description of Securities) contained in ISO's registration statement on Form 8-A, SEC file No. 0-25810.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered under the ISO 1993 Compensatory Stock Option Plan (the "Plan") will be passed upon for ISO by Brasher & Company, Attorneys at Law, 90 Madison Street, Suite 707, Denver, Colorado 80206. Mr. John D. Brasher Jr., proprietor of that firm and who has provided advice with respect to this matter, indirectly owns an aggregate of 165,000 shares of ISO common stock and has been issued options to purchase a aggregate of 350,000 shares of common stock under the Plan.


Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article SEVENTH of ISO's Certificate of Incorporation authorizes ISO to indemnify any current or former director, officer, employee, or agent of ISO, or a person serving in a similar post in another organization at the request of ISO, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8. EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.


Item 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date below.

DATED:  March 27, 2000                     ISO BLOCK PRODUCTS USA, INC.


                                           By /s/ Egin Bresnig
                                           -------------------
                                           Egin Bresnig, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.




/s/ Egin Bresnig         Director, Chairman, President, Chief     March 27, 2000
-----------------        Executive Officer, Chief Financial
Egin Bresnig             Officer (principal executive officer)



/s/ Dean Wicker          Director, Vice President-Finance         March 27, 2000
---------------
Dean Wicker


/s/ Karin Kuhbander      Director                                 March 27, 2000
-------------------
Karin Kuhbander


                                INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------

  5.1          Opinion of Counsel regarding legality

 23.1          Consent of Independent Public Accountants

 23.2          Consent of Counsel (included in Exhibit 5.1)

 99.1          1993 Compensatory Stock Option Plan (incorporated by reference to
               Exhibit 10.1 to report on Form 8-K dated February 10, 1994.